SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Euronet Worldwide, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

EURONET WORLDWIDE, INC.

4601 COLLEGE BOULEVARD

SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2005

Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” “we” or “us”), will hold the Annual Meeting of our Stockholders on Wednesday, May 18, 2005 at 2:00 p.m. (Central time), at the Wyndham Garden Hotel, 7000 W. 108th Street, Overland Park, Kansas 66211, for the following purposes:

1.	TO ELECT TWO DIRECTORS, EACH TO SERVE A THREE-YEAR TERM EXPIRING UPON THE 2008 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL A SUCCESSOR IS DULY ELECTED AND QUALIFIED.

2.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Our Board of Directors (the “Board”) has fixed the close of business on March 24, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board,

Jeffrey B. Newman

Executive Vice President,

General Counsel and Secretary

April 13, 2005

EURONET WORLDWIDE, INC.

4601 COLLEGE BOULEVARD

SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2005

DATE, TIME AND PLACE OF MEETING

Euronet Worldwide, Inc. (“Euronet,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the annual meeting of stockholders to be held on Wednesday, May 18, 2005, at 2:00 p.m. (Central time), at the Wyndham Garden Hotel, 7000 W. 108th Street, Overland Park, Kansas 66211, and at any adjournment of the meeting (the “Annual Meeting”).

Record Date; Quorum; Outstanding Shares

Stockholders at the close of business on March 24, 2005 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The stockholders will be entitled to one vote for each share of Common Stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the outstanding shares of Common Stock must be represented by proxy or in person at the Annual Meeting. On February 28, 2005 there were 33,874,561 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

Date of Mailing

We are first sending this proxy statement, the accompanying proxy and our annual report to stockholders for the year ended December 31, 2004 (the “Annual Report”) to stockholders on or about April 13, 2005.

REVOCABILITY OF PROXIES

Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet’s secretary an instrument of revocation or a duly executed proxy bearing a later date.

VOTING AND SOLICITATION

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum and also as shares entitled to vote at the Annual Meeting (the “Votes Cast”). We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum. Abstentions will count in determining the total number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will have the same effect as a vote against such a proposal. Broker non-votes will not count in determining the number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will not affect the outcome of the voting on such a proposal. Proposal 1, Election of Directors, must be approved by a plurality of stockholders voting at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our directors, officers, and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT, NOT INCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO JEFFREY B. NEWMAN AT OUR ADDRESS SET FORTH HEREIN. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on February 28, 2005, we had 33,874,561 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 28, 2005, by (i) each Euronet Director, nominee for Director and Named Executive Officer, (ii) all Euronet Directors, nominees for Director and Executive Officers as a group, and (iii) each stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership
Stockholder	Number of Shares(1)	Percent of Outstanding(1)
Directors and Named Executive Officers
Michael J. Brown (2)	3,049,324	9.0%
Daniel R. Henry (3)	305,734	*
Paul S. Althasen	20,449	*
M. Jeannine Strandjord (4)	29,501	*
Thomas A. McDonnell (5)	23,001	*
Dr. Andrzej Olechowski (6)	15,334	*
Eriberto R. Scocimara	0	*
Andrew B. Schmitt (7)	3,334	*
Miro I. Bergman (8)	133,989	*
John A. Gardiner	10,000	*
All Directors, Nominees for Director and Executive Officers as a Group (13 persons)	3,866,897	11.4%
Five Percent Holders
Waddell & Reed Ivy Investment Company (9) 6300 Lamar Avenue Overland Park, Kansas 66202	2,812,650	8.3%
Janus Capital Management LLC (10) 100 Filmore Street Denver, Colorado 80206-4923	2,229,288	6.6%
DST Systems, Inc. (11) 333 West 11th Street Kansas City, Missouri 64105-1594	1,884,597	5.6%

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)	Calculation of percentage of beneficial ownership assumes the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder that are exercisable within 60 days of February 28, 2005.

(2)	Includes (i) 706,329 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 28, 2005, (ii) 34,000 shares of Common Stock held by Mr. Brown’s wife, and (iii) 166,000 shares of Common Stock held by Mr. Brown’s wife as guardian for their children.

(3)	Includes 95,644 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 28, 2005.

(4)	Includes (i) 20,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2005, (ii) 6,500 shares held jointly with Ms. Strandjord’s husband, (iii) 2,000 shares held in Ms. Strandjord’s individual retirement account and (iv) 1,000 shares Ms. Strandjord holds as custodian for her daughter.

(5)	Includes 23,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2005. Thomas A. McDonnell is also the President of DST Systems, Inc., which beneficially owns 1,884,597 shares of Common Stock, but Mr. McDonnell disclaims ownership of these shares.

(6)	Includes 15,334 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2005.

(7)	Includes 3,334 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2005.

(8)	Includes 108,471 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 28, 2005.

(9)	As reported in a Schedule 13G/A dated as of February 8, 2005, Waddell & Reed Ivy Investment Company advises or sub-advises one or more investment companies or individual institutional clients that own these shares.

(10)	As reported in a Schedule 13G/A dated as of February 14, 2005, Janus Capital Management LLC advises or sub-advises one or more investment companies or individual or institutional clients that own these shares.

(11)	As reported in a Schedule 13D dated as of March 6, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors and Executive Officers are as follows:

Name	Age	Position	Term Expires
Directors
Michael J. Brown	48	Chairman, Chief Executive Officer and Class I Director	2007
Daniel R. Henry	39	President, Chief Operating Officer and Class III Director	2006
Thomas A. McDonnell(1)(2)(3)	59	Class III Director	2006
Dr. Andrzej Olechowski(2)(3)*	58	Class II Director	2008
Eriberto R. Scocimara(1)(2)(3)*	69	Class II Director	2008
M. Jeannine Strandjord(1)(2)(3)	59	Class I Director	2007
Paul S. Althasen	40	Executive Vice President, Co-Managing Director of e-pay Ltd. and Class III Director	2006
Andrew B. Schmitt(1)(2)(3)	56	Class I Director	2007
Executive Officers
Rick L. Weller	47	Chief Financial Officer
Miro I. Bergman	42	Executive Vice President, General Manager—EMEA
John A. Gardiner(4)	41	Executive Vice President, Co-Managing Director e-pay
Jeffrey B. Newman	50	Executive Vice President, General Counsel
James P. Jerome	47	Executive Vice President, Software Solutions Managing Director

*	Nominated for election at this Annual Meeting.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

(4)	Mr. Gardiner has “observer rights” to attend Board meetings under the terms of the e-pay Ltd. Share Purchase Agreement entered into February 19, 2003.

Classified Board

We currently have eight directors divided among three classes as follows:

Class I—Michael J. Brown, M. Jeannine Strandjord and Andrew B. Schmitt;

Class II—Eriberto R. Scocimara and Dr. Andrzej Olechowski; and

Class III—Thomas A. McDonnell, Paul S. Althasen and Daniel R. Henry.

Mr. Brown, Mr. Henry and Mr. Althasen are management directors. The Board has determined that the remaining five directors are independent directors as defined in the listing standards for the Nasdaq National Market.

Two Class II directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2008. The Board has nominated Dr. Andrzej Olechowski and Eriberto Scocimara for election as Class II directors. Unless otherwise instructed, each signed and returned proxy will be voted for Dr. Andrzej Olechowski and Eriberto Scocimara. Dr. Olechowski and Mr. Scocimara have consented to serve as directors of Euronet. If Dr. Olechowski or Mr. Scocimara is unable or subsequently declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any alternative nominees who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Dr. Olechowski or Mr. Scocimara will be unable or will decline to serve as a director.

The two candidates for election as directors who receive the highest number of affirmative votes by the holders of shares present and entitled to be voted at the Annual Meeting will be elected.

The following information relates to the nominees indicated above and to our other directors whose terms of office will extend beyond 2005. All directors have served on our Board for at least five years, except as otherwise indicated.

Nominees for Election at the Annual Meeting

DR. ANDRZEJ OLECHOWSKI has served as a Director of Euronet since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. Since 1995, Dr. Olechowski has served as a consultant for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy. Currently, Dr. Olechowski sits on the Supervisory Boards of Bank Handlowy w Warszawie SA (Poland) and Europejski Fundusz Hipoteczny (Poland) as well as the International Advisory Board of Textron (USA), European Advisory Board of Citigroup (UK) and the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund (“HAEF”), a private company that is funded by the U.S. government and invests in Hungary. Since 1984, Mr. Scocimara has also been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, Carlisle Companies, Roper Industries, Quaker Fabrics and several privately owned companies. He is the chairman of the audit committees of Roper Industries and Quaker Fabrics. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M.B.A. from Harvard University.

The Board recommends that stockholders vote “FOR” election of Dr. Andrzrej Olechowski and Eriberto Scocimara as Class II directors of Euronet.

Other Directors

MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1994. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown received a B.S. in electrical engineering from the University of Missouri—Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri—Kansas City in 1997. Mr. Brown is married to the sister of the wife of Daniel R. Henry, the President and Chief Operating Officer of Euronet.

M. JEANNINE STRANDJORD has served on our Board since March 26, 2001. Since September 2003 Ms. Strandjord served as Senior Vice President and Chief Integration Officer of Sprint Corporation (“Sprint”) with responsibility for implementation of Sprint’s transformation, including overall program management of comprehensive process redesign and organizational development. From November 1998 to September 2003, Ms. Strandjord was Senior Vice President of Financial Services of Sprint. From 1990 to November 1998,

Ms. Strandjord was Senior Vice President and Treasurer for Sprint. From 1986 to 1990, she served as Vice President and Controller of Sprint. Ms. Strandjord joined Sprint in January 1985, serving as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary. Prior to joining Sprint, Ms. Strandjord was Vice President of Finance for Macy’s Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. Ms. Strandjord holds a bachelor’s degree in accounting and business administration from the University of Kansas and is a certified public accountant. She is a member of the board of six registered investment companies which are a part of American Century Funds, a member of the board of DST Systems, Inc., and a member of the audit committee of DST Systems, Inc.

ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt has served as President and Chief Executive Officer of Layne Christensen Company since October 1993. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt serves on the board of directors of Layne Christensen Company, as well as the boards of its subsidiaries and affiliates. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since October 1984, he has served as Chief Executive Officer and since January 1973 (except for a 30 month period from October 1984 to April 1987) he has served as President of DST Systems, Inc., a stockholder of Euronet. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. He is currently a director of DST Systems, Inc., Commerce Bancshares, Inc., Garmin Ltd., Blue Valley Ban Corp and Kansas City Southern. He is a member of the audit committees of Kansas City Southern, Commerce Bancshares, Inc. and Garmin Ltd. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance.

DANIEL R. HENRY founded the predecessor of Euronet with Michael Brown in 1994 and is serving as our President and Chief Operating Officer. Mr. Henry oversees Euronet’s daily operations, including our overseas subsidiaries, and is responsible for our expansion into new markets. Prior to joining us, Mr. Henry was a commercial real estate broker for five years in the Kansas City metropolitan area where he specialized in the development and leasing of premier office properties. Mr. Henry received a B.S. in Business Administration from the University of Missouri—Columbia in 1988. Mr. Henry has been a Director of Euronet since our incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Mr. Henry is married to the sister of the wife of Michael J. Brown, the Chairman of the Board and Chief Executive Officer of Euronet.

PAUL S. ALTHASEN has served on our Board since May 2003. Mr. Althasen currently serves as Executive Vice President and Co-Managing Director of e-pay Ltd., a subsidiary of Euronet (“e-pay”). He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay. Mr. Althasen is a co-founder and former CEO of e-pay, where he was responsible for the strategic direction of e-pay since its formation in 1999. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the U.K. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. Mr. Althasen has a B.A. (Honors) degree in business studies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan to Miro I. Bergman

In October of 1999, we made a loan in the amount of $73,000 to Mr. Miro I. Bergman, our Executive Vice President. This loan was made under a program in which Euronet loaned sums to certain executives to purchase our Common Stock on the open market (the “Loan Agreement Program”). Mr. Bergman used the proceeds to purchase 22,194 shares of our Common Stock. These shares were pledged to secure the loan. This was a non-recourse, non-interest bearing loan with a maturity date of July 30, 2004. The loan was entirely repaid by Mr. Bergman in April 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of copies of reports available to us, during 2004, our directors, officers and beneficial owners of greater than 10% of our Common Stock complied with all applicable Section 16(a) filing requirements during the year 2004, except that (i) a Form 4 relating to a sale of shares by Mr. Michael J. Brown, Chief Executive Officer, on December 6, 2004 was filed late on December 10, 2004, (ii) Form 4’s relating to the sale of shares by Mr. James P. Jerome, Executive Vice President and Software Solutions Managing Director, on March 3, 2004 and April 6, 2004 were filed late on March 12, 2004 and April 12, 2004, respectively, (iii) a Form 4 relating to a sale of shares by Mr. Paul S. Althasen, Executive Vice President, on December 17, 2004 was filed late on February 23, 2005, and (iv) a Form 4 relating to sales of shares by Mr. Eriberto R. Scocimara, a Director of Euronet, on November 8 and November 11, 2004 was filed late on November 18, 2004.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held six meetings (including two telephonic meetings) during 2004. Each director attended at least 75% of the total number of meetings held by the Board (during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served (during the periods for which he or she was a member).

The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board, composed solely of independent directors, met in person five times in 2004. In addition, the Committee held six telephonic meetings to review our quarterly filings with the U.S. Securities and Exchange Commission (“SEC”) and to monitor progress of our review of internal controls and procedures under the Sarbanes-Oxley Act of 2002. The following four directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Eriberto R. Scocimara and Andrew B. Schmitt. The functions of the Audit Committee are described under the “Report of the Audit Committee” below. The Audit Committee operates under a written charter adopted by the Board of Directors in November 2003, which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp, under the Corporate Governance menu. The Board of Directors has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended and incorporated into the listing standards of the Nasdaq National Market.

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee of the Board, composed solely of independent directors, met twice in 2004 to review and approve the grant of options, restricted stock and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations to the Board with respect to salaries and bonuses payable to our Chief Executive Officer and senior executive officers. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Andrew B. Schmitt and Eriberto R. Scocimara are the current members of the Compensation Committee.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board in September 2002 which is published on Euronet’s website at http://www.euronetworldwide.com/investors/index.asp, under the Corporate Governance menu.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee was established in November 2003 and did not meet during the year, but met in March 2005 to evaluate the performance of the Board for the year 2004. Thomas A. McDonnell, M. Jeannine Strandjord, Dr. Andrzej Olechowski and Andrew B. Schmitt are the current members of the Nominating & Corporate Governance Committee. All members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of the Nasdaq National Market.

The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending director candidates for nomination by the Board of Directors. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for director nominees and the composition of the Board, and is published on Euronet’s website at http://www.euronetworldwide.com/ investors/index.asp under the Corporate Governance menu.

The Nominating & Corporate Governance Committee evaluates each director in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other potential director candidates. In determining whether to recommend a director for re-election, the Nominating & Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As general guidelines, members of the Board and potential director candidates for nomination to the Board shall be persons with appropriate educational background and training and who:

•	have personal and professional integrity,

•	act in a thorough and inquisitive manner,

•	are objective,

•	have practical wisdom and mature judgment,

•	have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders,

•	have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment,

•	have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all stockholders,

•	are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials, and

•	are committed to serve on the Board and its committees for an extended period of time.

In addition, nominees and new directors (a) who serve as a member of Euronet’s Audit Committee are not permitted to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions are not permitted to serve on more than two boards of public companies in addition to the Board, and (c) generally are not permitted to serve on more than four other boards of public companies in addition to the Board. These policies were adopted in November 2003 and the Board determined that they will not be applied to incumbent directors unless the Board considers that failure to comply is impairing the quality of the directors’ services on the Board.

The Board values the contributions of a director whose years of service have given them insight into Euronet and its operations and believes term limits are not necessary. Directors shall not be nominated for election to the Board after their 73rd birthday, although the full Board may nominate director candidates over 73 for special circumstances.

Director Candidate Recommendations and Nominations By Stockholders. The Nominating & Corporate Governance Committee’s Charter provides that the Nominating & Corporate Governance Committee will consider director candidate recommendations by stockholders. Stockholders should submit any such recommendations for the Nominating & Corporate Governance Committee through the method described under “Stockholder Proposals for the 2006 Annual Meeting” below. In addition, in accordance with Euronet’s Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholders’ Proposals for the 2006 Annual Meeting” below.

Communications With The Board of Directors

The Board has approved a formal policy for stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual directors by mailing a letter to the attention of the Board or a specific director (c/o the General Counsel) at Euronet Worldwide, Inc., 4601 College Blvd., Suite 300, Leawood, Kansas 66211.

Upon receipt of a communication for the Board or an individual director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual directors. Neither the Board nor a specific director is required to respond to stockholder communication and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance At Annual Meeting

Euronet has a policy encouraging the directors to attend the Annual Meeting of stockholders.

Compensation of Directors

During 2004, we paid each non-management director a fee of $30,000 with the exception of Ms. Strandjord who received an additional amount of $3,000 for being the Chair of the Audit Committee. In addition, we grant each non-management director an option to purchase 10,000 shares of our Common Stock upon appointment to the Board and an option to purchase 10,000 shares for each year of service as a director. The annual grant of options is made each year on the day of our annual meeting. These options have a three-year vesting period and an exercise price that is equal to the closing trading price of our Common Stock on the Nasdaq National Market on the date of the grant. We also reimburse directors for out-of-pocket expenses incurred in connection with the directors’ attendance at all Board and committee meetings, as well as the Annual Meetings of stockholders.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all of our employees and directors, including the Chief Executive Officer, Chief Financial Officer and Controller (the “Senior Financial Officers”). The Code of Conduct is available on Euronet’s website at http://www.euronetworldwide.com/investor/index.asp, under the Corporate Governance menu. We intend to disclose any amendment to or waiver from the Code of Conduct granted to any Senior Financial Officer on a Form 8-K or on our website.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation awarded or paid by us to our Chief Executive Officer and to the four other most highly compensated of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 during the year ended December 31, 2004 (the “Named Executive Officers”) for the periods indicated:

Name and Principal Position	Year	Annual Compensation						Long Term Compensation Awards
		Salary ($)		Bonus ($)		Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)
Michael J. Brown Chairman, and Chief Executive Officer	2004 2003 2002	375,000 331,250 200,000		— 150,000 —	(3)	— — —		450,008 — —	(1)	33,750 — 165,000	648 324 —	(2) (2)
Daniel R. Henry President and Chief Operating Officer	2004 2003 2002	290,000 261,250 175,000		— 150,000 81,430	(3) (5)	— — —		347,993 — —	(4)	33,750 10,000 155,000	96 96 —	(3) (2)
John A. Gardiner Executive Vice President and Managing Director e-pay	2004 2003 2002	278,137 243,941 —	(6) (9)	272,716 225,268 —	(7)(8) (10)(3)	— — —		— — —		— — —	— — —
Paul S. Althasen Executive Vice President and Managing Director e-pay	2004 2003 2002	267,445 221,043 —	(6) (9)	272,716 214,106 —	(7)(8) (10)(3)	— — —		— — —		— — —	— — —
Miro I. Bergman Managing Director EMEA	2004 2003 2002	210,000 210,627 210,000		200,000 81,500 50,000	(9) (3)	100,641 117,446 75,923	(11) (12) (13)	— — —		22,250 12,000 120,000	1,404 1,404 —	(2) (2)

(1)	$450,008 represents the value of an award of 27,473 shares of restricted stock granted in lieu of cash bonus on September 15, 2004. The shares were valued for purposes of this table using the closing price for our shares on September 15, 2004, the grant date, which was $16.38. The award provided that it would vest on March 15, 2005, and the shares are now entirely vested. As of December 31, 2004, these were the only shares of restricted stock held by Mr. Brown. These shares had a value of $714,847 on December 31, 2004, based on a closing stock price as of December 31, 2004 of $26.02 per share.

(2)	Life insurance premiums.

(3)	Bonus earned for 2003, paid in 2004.

(4)	$347,993 represents the value of an award of 21,245 shares of restricted stock granted in lieu of cash bonus on September 15, 2004. The shares were valued for purposes of this table using the closing price for our shares on September 15, 2004, the grant date, which was $16.38. The award provided that it would vest on March 15, 2005, and the shares are now entirely vested. As of December 31, 2004, these were the only shares of restricted stock held by Mr. Henry. These shares had a value of $552,795 on December 31, 2004, based on a closing stock price as of December 31, 2004 of $26.02 per share.

(5)	Includes a bonus of $49,500 paid in December 2002 that was used to repay a loan of equal amount outstanding to Euronet.

(6)	The amounts indicated were paid in British Pounds and were converted using an exchange rate of $1.83 to the British Pound, which was the average exchange rate for the year 2004.

(7)	2004 bonus payable in 2005.

(8)	These amounts were paid in British Pounds and were converted using an exchange rate of $1.88 to the British Pound, which was the average exchange rate for the month of March 2005.

(9)	These amounts were was paid in British Pounds and were converted using an exchange rate of $1.63 to the British Pound, which was the average exchange rate for the year 2003.

(10)	These amounts were paid in British Pounds and were converted using an exchange rate of $1.82 to the British Pound, which was the average exchange rate for the month of March 2004.

(11)	Includes $82,641 paid for reimbursement of the difference between 2003 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United states and an $18,000 housing allowance.

(12)	Includes $99,446 paid for reimbursement of the difference between 2002 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United States and an $18,000 housing allowance.

(13)	Includes $57,923 paid for reimbursement of the difference between 2001 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United states and an $18,000 housing allowance.

Option Grants in Last Fiscal Year

The following table provides certain information concerning options granted to our Named Executive Officers during the year ended December 31, 2004. All the options described below were granted under the 2002 Stock Incentive Plan.

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Michael J. Brown	33,750	3.5%	$22.00	June 9, 2014	$466,954	$1,183,354
Daniel R. Henry	33,750	3.5%	$22.00	June 9, 2014	$466,954	$1,183,354
John A. Gardiner	0	0.0%	$0	N/A	$0	$0
Paul S. Althasen	0	0.0%	$0	N/A	$0	$0
Miro I. Bergman	22,250	2.3%	$22.00	June 9, 2014	$307,844	$780,137

(1)	Potential realizable value is based on the assumption that the shares appreciate at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the SEC and do not reflect any estimate by us of future price increases.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised or exercisable by the Named Executive Officers during the year ended December 31, 2004 and options held by such individuals at December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized$(1)	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Brown	—	—	678,856	221,223	$16,079,981	$3,732,522
Daniel R. Henry	646,396	$12,604,779	74,399	214,995	$1,645,548	$3,224,595
John A. Gardiner	—	—	—	—	—	—
Paul S. Althasen	—	—	—	—	—	—
Miro I. Bergman	11,000	$214,005	104,471	107,850	$1,517,245	$1,185,013

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.

(2)	Market value of underlying securities on December 31, 2004 ($26.02), minus the exercise price of in-the-money options.

Employment Agreements

Messrs. Brown, Henry and Bergman are Named Executive Officers of Euronet and have employment agreements that have substantially the same terms except in respect to the levels of compensation and the provision of certain expatriate benefits to Mr. Bergman. These agreements were entered into in October 2003. The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice and by Euronet with or without cause. They may be terminated by Euronet with cause (as defined in the agreements) upon 14 days notice. Prior to a “change of control” (as defined in the agreements), they may be terminated by Euronet without cause upon payment of severance payments equal to 24 months’ base salary. In the event of a “change of control,” the term of the agreements become fixed at three years from the date of the “change of control.” Each of the agreements includes a restriction on the ability of the executive to compete with Euronet during the severance period, which is two years.

Mr. Althasen and Mr. Gardiner are Named Executive Officers of Euronet and employees of e-pay Limited, Euronet’s U.K. subsidiary. Messrs. Althasen and Gardiner became Executive Vice Presidents of Euronet in February 2003 as part of the acquisition of e-pay, and entered into employment agreements with e-pay at that time. Mr. Althasen’s and Mr. Gardiner’s employment agreements have substantially the same terms, except with respect to salary levels. The agreements had fixed, two-year terms that expired on February 19, 2005, and at that time they became indefinite term agreements, terminable by either party without cause upon 12 months’ notice. The agreements may be terminated by e-pay without notice for cause as defined in the agreements. These agreements provide for bonus payments of up to 100% of base salary. The amount of the bonus payments is discretionary, and Mr. Althasen and Mr. Gardiner are subject to Euronet’s overall executive bonus plan, as determined by the Compensation Committee.

By a letter of variation dated April 12, 2005, the amount of time that Mr. Gardiner is required to devote to the performance of duties under his employment agreement was reduced to two days per week, and his salary was reduced to 75,000 British Pounds. By a letter of variation dated April 12, 2005, the amount of time Mr. Althasen is required to devote to the performance of duties under his employment agreement was reduced to one day per week, and his salary was reduced to 50,000 British Pounds.

Benefit Plans

We provide insurance benefits to our executive officers and other employees, including health, dental, life, short-term and long-term disability insurance subject to certain deductibles, co-payments and insurability by employees where allowed by local law.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee, which currently consists of five outside directors, administers our executive compensation programs. The Compensation Committee is responsible for establishing policies that govern both annual cash compensation and equity ownership programs.

Overview and Philosophy

Our executive compensation policies have the following objectives:

•	to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success; and

•	to align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our stock option plans.

Our compensation package for executives consists of a base salary, annual bonuses based on a combination of corporate and individual performance and stock options, which vest over a period of years.

Determination of Compensation Levels in 2004

In determining levels of compensation of our CEO and other executives for 2004, the Compensation Committee was guided by the recommendations of report by an independent outside consultant (the “Consultant”) that were reviewed and accepted by the Compensation Committee in May 2003. There were no significant changes made during 2004 in the Compensation Committee’s approach to compensation of Euronet’s executives.

The Consultant performed a survey of the compensation levels of executives in similar job categories and levels of responsibility in an industry peer group of companies and published surveys of executive compensation. Our CEO and other executives were grouped into four tiers of responsibility and the Consultant determined a compensation range for each tier of responsibility as well as the specific amount of compensation for each executive. As a general matter, the Consultant determined that compensation levels for Euronet executives should be set at approximately the midpoint of the range of compensation found within the peer group companies for each tier of responsibility.

Base Salary

During the year 2004, there were no changes made in the base salaries of our CEO or any of our Named Executive Officers. The base salaries of our CEO and the other principal executive officers had been increased substantially in mid-2003, and the Committee, based on the conclusions of the Consultant, determined that these revised base salaries were competitive with Euronet’s peer group of companies. Mr. Brown’s base salary for 2004 was $375,000 and Mr. Henry’s was $290,000. Mr. Brown’s salary is at the midpoint of the base salary range recommended by the Consultant and is in the median of competitive practice within Euronet’s peer group of companies. Mr. Henry’s salary is slightly higher than the midpoint range recommended by the Consultant, reflecting his particularly significant contribution over time to the creation and development of Euronet. The base salaries paid to Paul Althasen and John Gardiner, co-managing directors of e-pay Limited, for 2004 were determined contractually in the employment agreements negotiated in the acquisition of e-pay in 2003 and, consequently, the Compensation Committee took no action to adjust their base salaries in 2004.

Annual Bonus

In setting annual bonuses, we consider overall company performance and individual performance of the executive concerned. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive against his base salary and other elements of compensation in order to determine whether overall compensation is sufficient to retain highly qualified individuals.

The Consultant provided recommended ranges of annual bonus that should be paid to Euronet executives based on practices in the peer group of companies. The ranges were expressed as a percentage of base salary, and the actual level of payout in each case is determined based upon achievement of defined personal and overall corporate performance goals. Euronet achieved increases of over 165% in operating income and 353% in earnings per share for the full year 2004 as compared to the full year 2003, and the Compensation Committee therefore determined that bonuses should be at the top of the ranges suggested by the Consultant. Mr. Brown and Mr. Henry were granted bonuses of 120% of their base salaries. The bonuses paid to Mr. Althasen and Mr. Gardiner were set at 100% of salary. Mr. Bergman was granted a bonus equal to 95% of base salary. Our other executive officers were also granted bonuses at the high end of their target ranges, with our CFO, Mr. Weller, and our General Counsel, Mr. Newman, each receiving a bonus of $180,000, representing 80% of base salary. In order to encourage equity ownership, the Compensation Committee granted these bonuses in the form of restricted stock for our four principal executive officers (Messrs. Brown, Henry, Weller and Newman). As indicated in the executive compensation table, these restricted stock grants were made on September 15, 2004 in lieu of cash bonus, were fully earned on December 31, 2004 and vested on March 15, 2005, coincident with the filing of Euronet’s annual report on Form 10-K.

Stock Option Programs

Our stock option plans are designed to promote a convergence of long-term interests between our employees and our stockholders and to assist in the retention of employees. During 2004, all option grants that were proposed by management were approved by the Compensation Committee or the Board. All such option grants were made under stockholder approved stock option plans.

The initial grant of options to an executive is designed to be competitive with those of comparable companies for the level of job the executive holds and to motivate the executive to contribute to an increase in our stock price over time. We make additional grants periodically to reflect an executive’s ongoing contributions to our success, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.

Executives realize gains only if the stock price increases over the exercise price of their options and they exercise their options. Under the general terms of our stock option plans, options are to be granted at an option price equal to the fair market value of our Common Stock on the date of grant. The stock options granted to key executives during 2004 vest over a five-year period in order to encourage such individuals to remain with Euronet.

The table summarizing individual grants of options in these proxy materials indicates the number of options granted to the Named Executive Officers during 2004. Mr. Brown and Mr. Henry were each granted 33,750 options. Messrs. Weller, Newman and Bergman were each granted 22,250 options. The Committee believes that these grants, when coupled with the other equity ownership of our executives, will provide significant retentive value. Messrs. Althasen and Gardiner did not receive awards of options during the year 2004 because they received significant equity ownership in Euronet under the terms of our acquisition of e-pay in February 2003.

Benefits

Our employees are entitled to receive medical insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first 6% of participant’s deferrals, provided the participant’s deferral is at least 4% of salary.

All of our employees are entitled to participate in an Employee Stock Purchase Plans (the “ESPPs”) adopted in 2001 and 2003. These plans, which have been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code, permit employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for 2002, 2003 or 2004 for any of the Named Executive Officers, except as described in the Executive Compensation table for Mr. Bergman. Mr. Bergman’s perquisites were higher because they include a $82,641 “tax equalization” payment intended to compensate him for the excess of 2003 Hungarian tax over the U.S. tax Mr. Bergman would have paid if he were resident in the U.S.

Conclusion

Through our programs, a significant portion of our executive compensation is linked directly to individual and company performance in furtherance of strategic goals, as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to company performance and stockholder return.

Compensation Committee

Thomas A. McDonnell, Chair

Eriberto R. Scocimara

M. Jeannine Strandjord

Andrew B. Schmitt

Dr. Andrzej Olechowski

Performance Graph

Set forth below is a line graph comparing the total cumulative return on the Common Stock from December 31, 1999 through December 31, 2004 with the Center for Research in Security Prices (“CRSP”) Total Returns Index for U.S. companies traded on the Nasdaq Stock Market (the “Market Group”) and an index group of peer companies, the CRSP Total Returns Index for U.S. Nasdaq Financial Stocks (the “Peer Group”). The companies in each of the Market Group and the Peer Group were weighted by market capitalization. Returns are based on monthly changes in price and assume reinvested dividends. These calculations assume the value of an investment in the Common Stock, the Market Group and the Peer Group was $100 on January 1, 1999. Our Common Stock is traded on the Nasdaq National Market under the symbol EEFT.

AUDIT MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Report of the Audit Committee

The Audit Committee oversees Euronet’s financial reporting process on behalf of the Board. Euronet’s management is responsible for the preparation of its financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP acts as Euronet’s independent auditor, and is responsible for conducting an independent audit of Euronet’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2004 with management and the independent auditor and discussed the quality of the accounting principles, the reasonableness of judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from the independent accountants written disclosures and a letter concerning their independence from Euronet, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” These disclosures have been reviewed by the Audit Committee and discussed with the independent accountants. The Audit Committee has considered whether audit-related and non-audit related services provided by the independent auditors to Euronet are compatible with maintaining the auditors’ independence and has discussed with the auditors their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Euronet’s financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that Euronet’s auditors are in fact “independent.”

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the U.S. Securities and Exchange Commission.

M. Jeannine Strandjord, Chair

Thomas A. McDonnell

Andrew B. Schmitt

Eriberto R. Scocimara

Fees Paid To KPMG LLP

KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2004. As such, KPMG LLP (a) performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and (b) performed a review of management’s assessment of the effectiveness as of December 31, 2004 of our internal controls over financial reporting.

Audit Fees. Audit Fees for financial statement audits were $1,237,072 during 2004 and $550,697 during 2003. Audit Fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the evaluation of internal controls as required by the Sarbanes-Oxley Act. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

Non-Audit Fees. Non Audit Fees were $85,330 during 2004 and $349,404 during 2003. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC guidance, audit services not required by statute or regulation, audits of pension and other employee benefit plans and the review of information systems and general internal controls unrelated to the audit of the financial statements.

Tax Fees. Tax Fees were $215,563 during 2004 and $81,480 during 2003. This category includes fees associated with tax audits, tax compliance, tax consulting, both domestic and international tax planning, tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

There were no fees paid the KPMG LLP other than those described above.

The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Non-Audit Fees” and “Tax Fees” above is compatible with maintaining the auditor’s independence.

The Audit Committee has adopted policies that prohibit Euronet from engaging our independent auditor to perform any service that the independent auditor is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.

The Audit Committee pre-approved all services that KPMG LLC rendered to Euronet for 2004.

Appointment of KPMG LLP for the Year 2005

The Audit Committee has appointed KPMG LLP to serve as independent accountants to audit the consolidated financial statements of Euronet as of and for the year ending December 31, 2005. Although the Audit Committee has selected KPMG LLP, it nonetheless may, in its discretion, change Euronet’s independent accounting firm at any time during the year if it concludes that such change would be in the best interest of Euronet and its stockholders. Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to questions.

OTHER MATTERS

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2006 Annual Meeting scheduled to be held on May 18, 2006, must be received by the Secretary of Euronet at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211 by December 14, 2005 for inclusion in Euronet’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, Euronet will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Nominees

In order for a stockholder to propose a candidate for director, notice of the nomination must be received by the Secretary of Euronet by December 14, 2005. To be considered, the proposal must include the following information: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of our Common Stock that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of our Common Stock that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

Other Matters

In order for a stockholder to bring other business before a stockholder meeting, notice must be received by Euronet by December 14, 2005. Such notice must include:

•	the name and address of such stockholder, as they appear on Euronet’s stock transfer books;

•	a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of stock of Euronet beneficially owned by such stockholder;

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•	any material interest of such stockholder in such business.

In each of the three cases listed above under “Stockholder Proposals,” “Stockholder Nominees,” and “Other Matters,” the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of Euronet, whose address is 4601 College Boulevard, Suite 300, Leawood, Kansas 66211. Any stockholder desiring a copy of Euronet’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws and all amendments were filed as Exhibit 3.2 to our registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), as Exhibit 3(ii) to our quarterly report on Form 10-Q for the fiscal period ended March 31, 1997 (Amendment No. 1) and as Exhibit 3.1 to our report on Form 8-K filed on March 24, 2003 (Amendment No. 2) and are available on the SEC’s website (www.sec.gov).

By Order of the Board,

Jeffrey B. Newman

Executive Vice President,

General Counsel and Secretary

April 13, 2005

[EURCM - EURONET WORLDWIDE, INC.] [FILE NAME: ZEUR92.ELX] [VERSION - (2)] [04/07/05] [orig. 04/07/05]

DETACH HERE ZEUR92

PROXY

EURONET WORLDWIDE, INC.

FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EURONET WORLDWIDE, INC. The undersigned holder of shares of Common Stock of the Company hereby appoints Michael J. Brown, Chairman of the Board and Chief Executive Officer, or failing him, Jeffrey B. Newman, Executive Vice President and General Counsel, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the annual meeting of stockholders of the Company to be held on Wednesday, May 18, 2005 at 2:00 p.m. (Central time), at the Wyndham Garden Hotel, 7000 W. 108th Street, Overland Park, Kansas 66211, USA, and at any adjournments thereof (the “Meeting”), and hereby revokes any proxy previously given by the undersigned. If the proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to the Company.

SEE REVERSE

SIDE

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

SEE REVERSE

SIDE

EURONET WORLDWIDE, INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

[EURCM - EURONET WORLDWIDE, INC.] [FILE NAME: ZEUR91.ELX] [VERSION - (2)] [04/07/05] [orig. 04/07/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZEUR91

Please mark votes as in this example.

#EUR

Without limiting the general powers hereby conferred, with respect to the Company’s proposal to elect directors, the shares of Common Stock represented by this proxy are to be:

DIRECTORS

1.Nominees: (01) Dr. Andrzej Olechowski (02) Eriberto R. Scocimara

FOR ALL

NOMINEES

WITHHOLD FROM ALL NOMINEES

For all nominees except as written above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as your name(s) appear(s) on the books of the Company. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:

Date:

Signature:

Date: